Exhibit 10.2

FIRST Amendment

to

EXCHANGE AGREEMENT

This First Amendment to Exchange Agreement (this “Amendment”) is made and entered into as of July 21, 2015, by and among ZAIS Group Parent, LLC, a Delaware limited liability company (the “Company”), ZAIS Group Holdings, Inc., a Delaware corporation (“Holdings”), R. Bruce Cameron (“Cameron”), in his capacity as the Required Independent Director under the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 17, 2015 (as amended, the “LLC Agreement”), and Christian Zugel (“Zugel”), in his capacity as the Founder Member Representative under the LLC Agreement. Capitalized terms used in this Amendment but not defined herein shall have the respective meanings given to them in the Agreement (as defined below).

WHEREAS, the Company, Holdings, the Company Unitholders and Zugel, as trustee of the ZGH Class B Voting Trust, are parties to that certain Exchange Agreement, dated as of March 17, 2015 (as amended, the “Agreement”); and

WHEREAS, pursuant to Section 4.13 of the Agreement, the Company, Holdings, Cameron (as the Required Independent Director (as defined in the LLC Agreement)) and Zugel (as the Founder Member Representative (as defined in the LLC Agreement)) now desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in the Agreement and this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendments.

(a)          Section 1.1 of the Agreement is hereby amended by replacing the defined term “Founder Member Ownership Percentage” in its entirety with the following:

““Founder Member Ownership Percentage” means, as of any time, the percentage ownership of the Founder Members of outstanding Class A Common Stock of the Corporation, (i) treating as outstanding for such purpose both Class A Common Stock actually outstanding at such time and, on an as-if-exchanged basis, any Class A Common Stock of the Corporation at any time potentially issuable to the Founder Members through an exchange or conversion of Units for shares of Class A Common Stock, based on the number of Units owned as of such time by the Founder Members (but otherwise taking into account only shares of Class A Common Stock of the Corporation actually then outstanding), and (ii) excluding, for purposes of such determination, any Class A Common Stock (A) issued as compensation to employees of, or other service providers to, the Company or its Affiliates, including directors of the Corporation, other than Founder Members (or acquired by any such Person via an exchange or conversion of Units into Class A Common Stock) or (B) issued to any Person as consideration in connection with an acquisition of any business (whether taking the form of an asset acquisition or an acquisition of stock or other equity interests of a third party) or other assets by or on behalf of, or for contribution to, the Company or any Subsidiary of the Company (or acquired by any such Person via an exchange or conversion of Units into Class A Common Stock).”

(b)          Section 1.1 of the Agreement is hereby amended by adding the following defined term in the proper alphabetical order:

““Registration Rights Agreement” has the meaning set forth in the LLC Agreement.”

(c)          Section 2.1(g) of the Agreement is hereby amended by inserting the text “(for example, a reduction from 19 percent to 12 percent would constitute a reduction of seven percentage points)” immediately after the text “(ii) for each subsequent transfer or reduction in ownership, the reduction in the Founder Member Ownership Percentage due to such transfer or reduction in ownership”.

(d)          Section 4.3 of the Agreement is hereby amended by replacing the text “constitutes” in its entirety with the following: “, together with the Investment Agreement, the LLC Agreement, the Tax Receivable Agreement and the Registration Rights Agreement, constitute”.

(e)          Exhibit A of the Agreement is hereby amended by:

(i)          replacing the text “(iii) the Company Units subject to this Election of Exchange are being transferred to the Company free and clear of any pledge, lien, security interest, encumbrance, equities or claim;” in its entirety with the following: “(iii) the Company Units subject to this Election of Exchange are being transferred to the Corporation or Company, as applicable, free and clear of any pledge, lien, security interest, encumbrance, equities or claim;”; and

(ii)         replacing the text “to be obtained by the undersigned for the transfer of such Company Units to the Company” in its entirety with the following: “to be obtained by the undersigned for the transfer of such Company Units to the Corporation or Company, as applicable”.

2.          No Other Modifications. Except as specifically provided in this Amendment, the Agreement shall remain in full force and effect without any other amendments or modifications.

3.          Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

4.          Governing Law. This Amendment will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without giving effect to any conflicts of laws provisions.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ZAIS GROUP PARENT, LLC

By:	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Chief Executive Officer

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Michael F. Szymanski
Name: Michael F. Szymanski
Title: Chief Executive Officer

/s/ Christian Zugel
Christian Zugel, in his capacity as the Founder Member Representative

/s/ R. Bruce Cameron
R. Bruce Cameron, in his capacity as the Required Independent Director

[Signature Page to First Amendment to Exchange Agreement]